                         Notice of Guaranteed Delivery

                                      for

                        Tender of Shares of Common Stock

                                 Sudbury, Inc.

     As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto may be used to accept the Offer (as defined below) if certificates for shares of common stock, par value $0.01 per share (the "Shares"), of Sudbury, Inc., a Delaware corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer cannot be complied with on a timely basis, or all required documents cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 2 of the Offer to Purchase). See Section 2 of the Offer to Purchase.

                                The Depositary:

                       IBJ SCHRODER BANK & TRUST COMPANY

            BY MAIL:                  BY FACSIMILE:          BY HAND/OVERNIGHT DELIVERY:
          P.O. Box 84                 (212) 858-2611               One State Street
     Bowling Green Station          Confirm Facsimile             New York, NY 10004
    New York, NY 10274-0084           by Telephone:                   Attention:
Attention: Reorganization Dept.       (212) 858-2103      Securities Processing Window SC-1

                            ------------------------

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUC-TIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to I M Acquisition Corp., a Delaware corporation (the "Purchaser"), which is a wholly-owned subsidiary of Intermet Corporation, a Georgia corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 22, 1996 (the "Offer to Purchase") and the related Letter of Transmittal (which, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in
Section 2 of the Offer to Purchase.

Number of Shares:                                Name(s) of Record Holder(s):
Certificate Nos.
(if available):
                                                                 Please print
                                                 Address(es):
(Check one box if Shares
will be tendered by book-entry transfer)
Zip Code
[ ] The Depository Trust Company                 Daytime Area Code
[ ] Philadelphia Depository Trust Company        and Tel. No.:
Account Number:                                  Signature(s):
Dated:

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days after the date hereof.

     The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:                                                Authorized Signature
                                    Address:     Name:
                                    Zip Code            Please Print
                                                 Title:
Area Code and Tel. No.:                          Dated:

          NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE, CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.